UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) December 8, 2003

SBA COMMUNICATIONS

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	Boca Raton, Florida	33487
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

SBA Communications Corporation (“SBA”) announced on December 8, 2003 that it priced an offering of $402,023,273 aggregate principal amount at maturity ($275 million in gross proceeds) of 9¾% Senior Discount Notes due 2011 (the “Notes”). The co-issuer of the Notes is SBA Telecommunications, Inc., a wholly owned subsidiary of SBA. Subsequent to the issuance of the attached press release, the aggregate principal amount at maturity of the Notes has been rounded to $404,024,000 ($275,000,497 in gross proceeds).

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 7. Financial Statements and Exhibits

c)         Exhibits

99.1                 Press release issued December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2003	SBA COMMUNICATIONS CORPORATION

/s/ John F. Fiedor
John F. Fiedor
Chief Accounting Officer